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                                                                  Exhibit (a)(3)


                              ING INVESTORS TRUST

             AMENDMENT #2 TO THE AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST

                             EFFECTIVE: MAY 1, 2003

The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article XI,
Section 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to redesignate ING AIM Capital Mid Cap Growth Portfolio to ING AIM Mid Cap Growth Portfolio and ING FMR Diversified Mid Cap Portfolio to ING FMR(SM) Diversified Mid Cap Portfolio, two existing series of the Trust as set forth in Article VI, Section 6.2 as follows:

            1. The second sentence of Section 6.2 of the Declaration of Trust is hereby amended to read as follows:

            "The Series that have been established and designated as of the date first above written are as follows:

                  Fund for Life Series
                  Global Balanced Series
                  ING AIM Mid Cap Growth Portfolio
                  ING Alliance Mid Cap Growth Portfolio
                  ING Capital Guardian Large Cap Value Portfolio
                  ING Capital Guardian Managed Global Portfolio
                  ING Capital Guardian Small Cap Portfolio
                  ING Developing World Portfolio
                  ING Eagle Asset Value Equity Portfolio
                  ING FMR(SM) Diversified Mid Cap Portfolio
                  ING Goldman Sachs Internet Tollkeeper(SM) Portfolio
                  ING Hard Assets Portfolio
                  ING International Portfolio
                  ING JPMorgan Fleming International Enhanced EAFE Portfolio ING JPMorgan Fleming Small Cap Equity Portfolio
                  ING Janus Growth and Income Portfolio
                  ING Janus Special Equity Portfolio
                  ING Jennison Equity Opportunities Portfolio
                  ING Limited Maturity Bond Portfolio
                  ING Liquid Assets Portfolio
                  ING MFS Mid Cap Growth Portfolio
                  ING MFS Research Portfolio
                  ING MFS Total Return Portfolio
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                  ING Marsico Growth Portfolio
                  ING Mercury Focus Value Portfolio
                  ING Mercury Fundamental Growth Portfolio
                  ING PIMCO Core Bond Portfolio
                  ING PIMCO High Yield Portfolio
                  ING Salomon Brothers All Cap Portfolio
                  ING Salomon Brothers Investors Portfolio
                  ING Stock Index Portfolio
                  ING T. Rowe Price Capital Appreciation Portfolio
                  ING T. Rowe Price Equity Income Portfolio
                  ING Van Kampen Equity Growth Portfolio
                  ING Van Kampen Global Franchise Portfolio
                  ING Van Kampen Growth and Income Portfolio
                  ING Van Kampen Real Estate Portfolio
                  ING UBS U.S. Balanced Portfolio"
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The foregoing shall be effective upon the date first written above.



/s/ Paul S. Doherty                          /s/ David W.C. Putnam
-----------------------------------          -----------------------------------
Paul S. Doherty, as Trustee                  David W.C. Putnam, as Trustee


                                             /s/ Blaine E. Rieke
-----------------------------------          -----------------------------------
J. Michael Earley, as Trustee                Blaine E. Rieke, as Trustee


/s/ Barbara Gitenstein
-----------------------------------          -----------------------------------
R. Barbara Gitenstein, as Trustee            John G. Turner, as Trustee



/s/ Walter May                               /s/ Roger B. Vincent
-----------------------------------          -----------------------------------
Walter H. May, as Trustee                    Roger B. Vincent, as Trustee



-----------------------------------          -----------------------------------
Thomas J. McInerney, as Trustee              Richard A. Wedemeyer, as Trustee



/s/ Jock Patton
-----------------------------------
Jock Patton, as Trustee